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                                                                     EXHIBIT 3.4

                             CERTIFICATE OF MERGER
                                       OF
                              RAC MERGER SUB, INC.
                                 WITH AND INTO
                              RENT-A-CENTER, INC.

          UNDER SECTION 251(g) OF THE DELAWARE GENERAL CORPORATION LAW

         The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify that:

         FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                         State of Incorporation
          ----                         ----------------------
          RAC Merger Sub, Inc.                Delaware
          Rent-A-Center, Inc.                 Delaware

         SECOND: An agreement and plan of merger, dated December 30, 2002 (the "PLAN OF MERGER"), by and among the constituent corporations and Rent-A-Center Holdings, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and Rent-A-Center Holdings, Inc., and by the sole stockholder of RAC Merger Sub, Inc., in accordance with the requirements of Section 251(g) of the DGCL, and the conditions specified in the first sentence of such subsection have been satisfied.

         THIRD: Upon consummation of the merger, the surviving corporation of the merger shall be Rent-A-Center, Inc. (the "SURVIVING CORPORATION").

         FOURTH: Upon consummation of the merger, the Certificate of Incorporation of the Surviving Corporation shall remain unchanged except as follows:

         Article First thereof shall be amended so as to read in its entirety as follows:

                  "FIRST: The name of the corporation is Rent-A-Center East, Inc."

         Article Fourth thereof shall be amended so as to read in its entirety as follows:

                  "FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, having a par value of $0.01 per share (the "COMMON STOCK")."




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         A new Article Eleventh shall be added thereto which shall be and read in its entirety as follows:

                  "ELEVENTH. Vote of Stockholders of Rent-A-Center, Inc. Required to Approve Certain Actions.

                  Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to and in accordance with
                  Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Rent-A-Center, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the DGCL or this Restated Certificate of Incorporation."

         FIFTH: The executed Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 5700 Tennyson Parkway, Third Floor, Plano, Texas 75024.

         SIXTH: A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The merger shall become effective at 8:00 a.m., Eastern Time, on December 31, 2002.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the undersigned corporation has caused this
Certificate of Merger to be executed on December 30, 2002.


                                                RENT-A-CENTER, INC.

                                                By: /s/ MARK E. SPEESE
                                                   -----------------------------
                                                   Mark E. Speese
                                                   Chairman of the Board and
                                                   Chief Executive Officer



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